Exhibit 10.8



                    MILACRON INC.

        Plan for the Deferral of Directors' Compensation, As Amended


     1.    Purposes. The purposes of the Milacron Inc.
(the "Company") Plan for the Deferral of Directors' Compensation (the "Plan") are to encourage the Company's Directors to invest in the future of the Company through ownership of its common stock and to insure the availability to the Company of its current and prospective Directors.

     2. Eligibility. Any Director of the Company who is not an officer or employee of the Company or a subsidiary of the Company is eligible to participate in the Plan.

     3. Participant Accounts. A Participant Account shall be established for each participant which shall include a Deferred Cash Account and a Deferred Stock Account. A separate Special Deferred Stock Account shall be established as set forth in
Section 10.

          Each Deferred Cash Account shall be credited with the amounts deferred on behalf of a participant plus annual interest as described in Section 7. The total cumulative value of the Deferred Cash Account shall be adjusted not less frequently than annually, usually on the 31st day of December, to reflect contributions to the Account, payments from the Account as hereinafter provided, and assumed interest.

          Each Deferred Stock Account shall be credited with the number of shares as determined pursuant in Section 4 herein. Additional shares shall be credited to the participant's Deferred Stock Account on the payment date for dividends on the Company's common shares in an amount equal to the quotient of (1) dividends attributable to the number of shares of stock credited in the participant's Deferred Stock Account as of the record date set by the Company's Board of Director's for the payment of dividends divided by (2) the fair market value of the Company's common stock as of the close of business on the dividend payment date. Any cash amounts remaining in a Deferred Stock Account after shares are credited to the account shall be held in the Deferred Stock Account to be added to future cash amounts for the determination of the number of shares to be credited to the account. Cash amounts held in a Deferred Stock Account shall accrue interest as described in Section 7.

     4. Amount of Deferral. A participant may elect to defer receipt of all or a specified portion of the fees otherwise payable to the participant for serving on the Company's Board of Directors or any committee thereof. Deferred compensation will be credited to the participant's Participant Account on the date such compensation is otherwise payable. A portion of the base retainer, as determined by the Company's Board of Directors, that is payable to the participant for serving on the Company's Board of Directors or any committee thereof, shall automatically be deferred and credited to the participant's Deferred Stock Account and shall not be eligible to be transferred to the Deferred Cash Account. The number of shares to be credited to a participant's Deferred Stock Account shall be the quotient of (1) the amount of the deferral divided by (2) the fair market value of the Company's common stock on the date of deferral. Any cash amounts remaining in a Deferred Stock Account after shares are credited to the account shall be held in the Deferred Stock Account to be added to future cash amounts for the determination of the number of shares to be credited to the account. Cash amounts held in a Deferred Stock Account shall accrue interest as described in
Section 7.

     5. Fair Market Value. For purposes of this Plan, fair market value of the Company's common stock shall be the average of the high and low prices at which the stock was traded on the New York Stock Exchange determined as of the (1) dividend payment date for Section 3, or (ii) date of deferral for Section 4.

     6. Time for Electing Deferral. Any election to: (i) defer Directors' fees, (ii) alter percentages applied to the participant's Deferred Cash Account and Deferred Stock Account, or (iii) revoke an election to defer, must be made no later than the time that such fees are to be earned by the participant and must be made on a form designated by the Administrator. An election to commence a deferral may be made at any time in accordance with the procedures set forth in Section 9 and shall indicate the amount of fees deferred and the percentage of such deferral to be credited to the participant's Deferred Cash Account and Deferred Stock Account. Any election so made shall remain in effect beginning from the date of election until the participant ceases to be a Director or elects in writing to change his or her election. A change in election may alter the amount of total deferral or alter the percentage of the total deferral for credit to the Deferred Cash and Deferred Stock Accounts. A change in election to defer shall be effective only with regard to fees subsequently earned. Those Directors who have deferred fees pursuant to previous plans may, on or before May 10, 1991, elect what, if any, portion of previously deferred fees shall be transferred to the participant's Deferred Stock Account. Absent such an election on or before May 10, 1991, one hundred percent (100%) of previously deferred fees shall be credited to the participant's Deferred Cash Account.

          Funds shall be transferred following the date the election is made and the number of shares credited to the participant's account shall be based on the fair market value of the Company's common stock on the day the election becomes effective.

     7. Interest. Interest will be credited to each Participant Account at a rate equal to that interest rate prescribed from time to time by the Internal Revenue Service under Section 6621(b) of the Internal Revenue Code of 1986, as amended. This assumed interest shall be compounded annually and treated as earned from the date deferred compensation is credited to the date of withdrawal.

     8. Payment of Deferred Amounts. No payment may be made from any Participant Account except as provided in this Section
8.

          Payments from a Participant Account shall be made at such time as the participant has elected in accordance with
Section 9. Payments shall be made in the form of either a lump sum or annual installments over a period of years not to exceed ten. Payments from a Deferred Cash Account shall be made only in cash, and payments from a Deferred Stock Account shall be made only in the common stock of the Company.

          If annual installments are elected, such payments shall be made on each January 15 in accordance with the participant's election as provided for in Section 9. The first installment may be in the calendar year following termination of service as a Director or in a subsequent year. The amount of the first payment shall be a fraction of the value of the participant's Deferred Cash Account and a fraction of the shares in the participant's Deferred Stock Account. The fraction shall have a numerator of one and a denominator of the total number of installments elected. The amount of each subsequent payment shall be a fraction of the value of the Deferred Cash Account (including interest earned) and a fraction of the number of shares credited to the Deferred Stock Account on the day preceding each subsequent payment. The fraction for determining subsequent payments shall have a numerator of one and a denominator of the total number of installments elected minus the number of installments previously paid.

          In the event of a participant's death before he or she has received all of the deferred payments to which he or she is entitled hereunder, the value of the participant's Deferred Cash Account and the number of shares in the participant's Deferred Stock Account shall be determined as of the day immediately following death and such amount and number of shares shall be paid in a single payment to the participant's estate as soon as reasonably practical thereafter.

          Notwithstanding a participant's election of installment payments, the Company, in its sole discretion, shall have a right to accelerate any such payments or to make payment of the balance in a Participant Account in a lump sum.

     9. Manner of Electing Deferral. A participant shall elect a deferral by giving written notice to the Administrator (as defined in Section 13) on a form designated by the Administrator. The notice shall include (1) the amount to be deferred; (2) the time as of which deferral is to commence; (3) the percentage of the deferral to be credited to the Deferred Cash Account and the Deferred Stock Account; (4) an election of a lump sum payment or the number of annual installments (not to exceed 10) for the payment of the deferred amounts; and (5) the date of the lump sum payment or the first installment payment (not to be later than January 15th of the year following the participant's 72nd birthday).

     10. Special Deferred Stock Account. A Special Deferred Stock Account shall be established for each participant in the Plan who has elected to cease participation under the Cincinnati Milacron Inc. Retirement Plan for Non-Employee Directors and shall be credited with the number of shares of the common stock of the Company as determined by the Board of Directors of the Company. Any dividends on the Company's common shares shall be credited to the Special Deferred Stock Account in accordance with the provisions of Section 3. Amounts credited to the Special Deferred Stock Account shall not be eligible to be transferred to the Deferred Cash Account.

     The entire Special Deferred Stock Account shall be paid to the participant in the form of common stock of the Company in the month following the date the participant ceases to be a Director of the Company.

     In the event of a participant's death before he or she has received a distribution from the Special Deferred Stock Account, the number of shares in the participant's Special Deferred Stock Account shall be determined as of the day immediately following death and the number of shares shall be paid in a single payment to the participant's estate as soon as reasonably practical thereafter.

     11. Participant's Rights Unsecured. The right of any participant to receive a distribution under the provisions of this Plan shall be an unsecured claim against the general assets of the Company. The maintenance of individual accounts is for bookkeeping purposes only. The Company is not obligated to acquire or set aside any particular assets for the discharge of its obligations, nor is any participant to have any property rights in any particular assets held by the Company, whether or not held for the purpose of funding the Company's obligations.

     12. Statement of Account. Statements will be sent on or about January 15th of each year to participants as to the value of their accounts.

     13. Assignability. No right to receive payments hereunder shall be transferable or assignable by a participant, except by will or by the laws of descent and distribution.

     14.   Plan  Administrator. The Administrator  of  this  Plan
shall  be  an  officer of the Company who is from  time  to  time
appointed  by  the chief executive officer of the  Company.   The
Administrator shall have the authority to adopt rules and regulations for carrying out the Plan, and to interpret, construe and implement the provisions of the Plan.

     15. Amendment or Termination. This Plan may at any time or from time to time be amended, modified or terminated by the Board of Directors of the Company. No amendment, modification or termination shall, without the consent of a participant, adversely affect such participant's accruals in his or her accounts.

     16. Governing Law. This Plan and any participant elections hereunder shall be interpreted and enforced in accordance with the laws of the State of Ohio.

     17. Effective Date. The effective date of this Plan is January 1, 1991.